Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated February 9, 2023, relating to the financial statements of The Solaria Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
August 08, 2023